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                                                                       EXHIBIT 6

                       DISTRIBUTION AND SERVICE AGREEMENT

                                    BETWEEN

                  AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2
                                      AND
                       VALIC INVESTMENT SERVICES COMPANY


         THIS AGREEMENT made this 7th day of October, 1998 by and between AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2, a Delaware business trust, hereafter referred to as the "Fund" and VALIC INVESTMENT SERVICES COMPANY, a Texas corporation hereafter referred to as the "Distributor."

THE FUND AND THE DISTRIBUTOR RECOGNIZE THE FOLLOWING:

1. The Fund is registered as a diversified, open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Fund consists of a number of investment portfolios, as may now exist and may hereinafter be established (each, a "Portfolio"), as set forth on Schedule A hereto. In addition, each Portfolio issues several classes of shares, as may now exist and may hereinafter be established (each, a "Class") as set forth on Schedule B hereto. The Fund intends to continuously offer Classes of the Portfolio's shares for sale to the public. Under certain circumstances, applicable sales charges with respect to a Class may be reduced or waived on the terms set forth in the Fund's then current registration statement or related prospectus. The Fund may suspend sales of the shares of any one or more Portfolios or Classes at any time, and may resume sales of any such Portfolio(s) or Class(es) at a later date.

2. The Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 and is currently a member of the National Association of Securities Dealers, Inc. (the "NASD").

THE FUND AND THE DISTRIBUTOR AGREE AS FOLLOWS:

1. The Fund hereby appoints the Distributor as principal underwriter and distributor to sell to the public the Classes of the Portfolios' shares (hereinafter "its shares" or "the Fund's shares"). The appointment of the Distributor hereunder shall not preclude the Fund from selling its shares directly to the public.

         (a) The Distributor, subject to applicable federal and state law and the Fund's Agreement and Declaration of Trust and Bylaws, shall: (i) provide services to the Fund primarily intended to result in sale of its shares; (ii) solicit orders for the purchase of its shares subject to such terms and conditions as the Fund may specify; and (iii) accept orders for the purchase of its shares on behalf of the Fund (collectively, "Distribution Services").





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         (b)     The Distributor shall provide ongoing shareholder liaison
                 services, including responding to shareholder inquiries, providing shareholders with information on their investments and any other services now or hereafter deemed to be appropriate subjects for the payment of "service fees" under Rule 2830 of the Conduct Rules of the NASD (collectively, "Shareholder Services").

2. The Distributor accepts such appointment. The Distributor shall offer the Fund's shares only on the terms set forth in the Fund's then current registration statement or related prospectus.

3. The Distributor may enter into agreements with registered and qualified securities dealers and financial intermediaries it may select for the performance of Distribution Services, Shareholder Services, record keeping and sub-accounting services, the form of such agreements to be as mutually agreed upon and approved by the Fund and the Distributor. In making such arrangements, the Distributor shall act only as principal and not as agent for the Fund. No such dealer, financial intermediary or other entity is authorized to act as agent for the Fund in connection with the offering or sale of its shares or otherwise.

4. As compensation for providing the Distribution Services and/or Shareholder Services under this Agreement with respect to all Classes of the Fund's shares, other than the Class(es) of the Fund's shares set forth on Schedule C hereto, the Distributor shall receive from the Fund a distribution fee and/or a service fee at the rates and under the terms and conditions of the Distribution and Service Plan (the "Plan") adopted by the Fund, as such Plan is in effect from time to time, and subject to any further limitations on such fees as the Fund's Board of Trustees may impose. The Distributor may reallow any or all of the distribution fee and/or service fee that is has received under this Agreement to such dealers or other qualified entities as it may from time to time determine.

         With respect to the Class(es) of the Fund's shares that are not subject to the Plan, set forth on Schedule C hereto, the Distributor will receive no compensation and, will assume and pay from its own resources, all expenses related to the provision of Distribution and Shareholder Services.

5.       Allocation of Expenses.

         (a) The Fund will pay (or will enter into arrangements providing that persons other than the Fund will pay) for all expenses of the offering of its shares incurred in connection with:

                 (1) The registration of the Fund or the registration or qualification of the Fund's shares for offer or sale under the federal securities laws and the securities laws of any state or other jurisdiction in which the Distributor may arrange for the sale of the Fund's shares; and





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                 (2)      The printing and distribution of the Fund's
                          prospectuses to existing shareholders as may be required under the federal securities laws and the applicable securities laws of any state or other jurisdiction; and

                 (3) The preparation, printing and distribution of any proxy statements, notices and reports, and the performance of any acts required to be performed by the Fund by and under the federal securities laws and the applicable securities laws of any state or other jurisdiction; and

                 (4) The issuance of the Fund's shares, including any share issue and transfer taxes.

         (b) The Distributor will pay from its own resources (or will enter into arrangements providing that persons other than the Distributor or the Fund shall pay), or promptly reimburse the Fund, for all expenses in connection with:

                 (1) The printing and distribution of the Fund's prospectuses utilized in connection with the provision of Distribution Services;

                 (2) The preparation, printing and distribution of advertising and sales literature for use in the offering of the Fund's shares and printing and distribution of reports to shareholders used as sales literature;

                 (3) The qualification of the Distributor as a distributor or broker or dealer under any applicable federal or state securities laws;

                 (4) Any investment program of the Fund, including the reinvestment of dividends and capital gains distributions, to the extent such expenses exceed the Fund's normal costs of issuing its shares; and

                 (5) All other expenses in connection with the provision of Shareholder Services and Distribution Services which have not been herein specifically allocated to the Fund.

6.       Duties of the Distributor.

         (a) The Distributor shall devote reasonable time and effort to effect sales of the Fund's shares, but it shall not be obligated to sell any specific number of shares.




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         (b)     The Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws and regulations and the regulations of the NASD, in providing Distribution Services and Shareholder Services. Neither the Distributor nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Fund's then current registration statement or related prospectus and any sales literature authorized by responsible officers of the Distributor.

         (c) The Distributor shall act as an independent contractor and nothing herein contained shall constitute the Distributor, its agents or representatives, or any employees thereof as employees of the Fund in connection with the sale of the Fund's shares.

                 The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

7.       Sale and Redemption of the Fund's Shares

         (a) Orders for the purchase and redemption of the Fund's shares (and payment for the Fund's shares, in the case of a purchase) shall be transmitted directly from the Purchaser to the Fund or its agent.

         (b) The Fund shall have the right to suspend the redemption of the Fund's shares pursuant to the conditions set forth in the Fund's then current registration statement or related prospectus. The Fund shall also have the right to suspend the sale of the Fund's shares at any time.

         (c) The Fund will give the Distributor prompt notice of any such suspension and shall promptly furnish such other information in connection with the sale and redemption of the Fund's shares as the Distributor reasonably requests.

         (d) The Fund (or its agent) will make appropriate book entries upon receipt by the Fund (or its agent) of orders and payments for the Fund's shares or requests for redemption thereof, and will issue and redeem the Fund's shares and confirm such transactions in accordance with applicable laws and regulations.

8.       Indemnification.

         The Distributor agrees to indemnify, defend and hold the Fund, its officers and trustees (or former officers and trustees) and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), (collectively, "Indemnities") free




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         and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) incurred by any Indemnitee under the 1933 Act or under common law or otherwise, which arise out of or are based upon
         (1) any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact in information furnished by the Distributor to the Fund's registration statement or related prospectus, (2) any misrepresentation or omission or alleged misrepresentation or omission to state a material fact on the part of the Distributor or any agent or employee of the Distributor or any other person for whose acts the Distributor is responsible or is alleged to be responsible, unless such misrepresentation or omission or alleged misrepresentation or omission was made in reliance on written information furnished by the Fund, or (3) the willful misconduct or failure to exercise reasonable care and diligence on the part of any such persons with respect to services rendered under this Agreement. The foregoing rights of indemnification shall be in addition to any other rights to which any Indemnitee may be entitled as a matter of law. The Fund agrees promptly to notify the Distributor of any action brought against any Indemnitee, such notification being given to the Distributor by letter or telegram addressed to the Distributor at its principal business office and the Distributor's agreement to indemnify the Indemnities pursuant to this paragraph is expressly conditioned upon such notification.

         The Fund agrees to indemnify, defend and hold the Distributor, its officers and trustees (or former officers and trustees) and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, (collectively, "Indemnities") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) incurred by any Indemnitee under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Fund's registration statement or related prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated or necessary to make the Fund's registration statement or related prospectus not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to the Fund or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, and further provided that the Fund shall not indemnify the Distributor for any claims, demands, liabilities and expenses arising out of or based upon any alleged untrue statement of a material fact or omission to state a material fact in information furnished by the Distributor to the Fund's registration statement or related prospectus.

9. This Agreement is effective as of October 7, 1998 and unless sooner terminated as provided herein, shall continue in effect for two years from said date. Thereafter this Agreement shall continue in effect from year- to-year, provided, that such continuance of effectiveness is specifically approved at least annually (a)(i) by the Board of Trustees of the Fund, or (ii) by





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         vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (b) by the affirmative vote of a majority of the Trustees who are not interested persons (as defined in Section 2(a)(19) of the 1940 Act) of the Fund by votes cast in person at a meeting called for such purpose.

10.      (a)     This Agreement may be terminated at any time, without penalty, by a vote of the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty (60) days' written notice to the other party.

         (b) This Agreement shall automatically terminate in the event of its assignment, as defined in Section 2(a)(4) of the 1940 Act.

11. Notwithstanding anything to the contrary contained in this Agreement, the Fund acknowledges and agrees that, as provided by Section 8.1 of the Fund's Agreement and Declaration of Trust, this Agreement is executed on behalf of the Fund or the Trustees of the Fund as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, Officers or shareholders individually, but are binding only upon the assets and property of the Fund. A Certificate of Trust in respect of the Fund is on file with the Secretary of the State of Delaware

12. Each party shall mail (postage paid) or deliver, in writing, all notices to the other party, at an address designated for this purpose by the other party. Until changed, this address for both parties is:
         2929 Allen Parkway, Houston, Texas 77019.

13. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.




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   IN WITNESS WHEREOF, the parties hereto execute this Agreement on the date above.

                  AMERICAN GENERAL SERIES PORTFOLIO COMPANY 2
                          on behalf of the Portfolios:


                                           By:
                                              --------------------------------
                                                   Name:
                                                        ----------------------
                                                   Title:
                                                         ---------------------
ATTEST:



-----------------------------
Name:
     ------------------------
Title:
      -----------------------

                                           VALIC INVESTMENT SERVICES COMPANY



                                           By:
                                              --------------------------------
                                                   Name:
                                                        ----------------------
                                                   Title:
                                                         ---------------------

ATTEST:



-----------------------------
Name:
     ------------------------
Title:
      -----------------------




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                                   SCHEDULE A


             American General Series Portfolio Company 2 Portfolios

American General Balanced Fund              American General Moderate Growth
American General Conservative Growth                 Lifestyle Fund
         Lifestyle Fund                     American General Money Market Fund
American General Domestic Bond Fund         American General Municipal Bond Fund
American General Growth Lifestyle Fund      American General Municipal Money
American General High Yield                          Market Fund
         Bond Fund                          American General S&P 500 Index
American General International                       Fund
         Growth Fund                        American General Small Cap Growth
American General International Value Fund            Fund
American General Large Cap Growth Fund      American General Small Cap Index
American General Large Cap Value                     Fund
         Fund                               American General Small Cap Value
American General Mid Cap Index                       Fund
         Fund                               American General Socially
American General Mid Cap Growth                      Responsible Fund
         Fund                               American General Strategic Bond Fund
American General Mid Cap Value Fund         American General Core Bond Fund





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                                   SCHEDULE B

         American General Series Portfolio Company 2 Classes of Shares


         Class A Shares: Class A shares are sold at net asset value plus an initial sales charge.

         Class B Shares: Class B shares are sold at net asset value, and are subject to a contingent deferred sales charge upon redemption within a specified period.

         Institutional Class I Shares: Institutional Class I shares are sold at net asset value to employer retirement plans.

         Institutional Class II Shares: Institutional Class II shares are sold at net asset value to employer retirement plans.





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                                   SCHEDULE C

                  American General Series Portfolio Company 2
              Classes Not Subject to Distribution and Service Plan


         Institutional Class I Shares
         Institutional Class II Shares





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